Filed Pursuant to Rule 424(b)(3) and 424(c)

Registration No. 333-144565

PROSPECTUS SUPPLEMENT DATED DECEMBER 20, 2007

(To Prospectus dated July 13, 2007)

$2,200,000,000

6.00% Convertible Senior Notes due 2015

This Prospectus Supplement No. 2 (“Prospectus Supplement No. 2”) supplements the prospectus dated July 13, 2007 (the “Prospectus”), and supersedes, in its entirety, Prospectus Supplement No. 1, dated August 29, 2007, relating to the resale by selling security holders of our 6.00% Convertible Senior Notes due 2015 and the common stock issuable upon conversion of the notes.

You should read this Prospectus Supplement No. 2 in conjunction with the Prospectus. This Prospectus Supplement No. 2 is not complete without, and may not be delivered or used except in conjunction with, the Prospectus, including any amendments or supplements to it. This Prospectus Supplement No. 2 is qualified by reference to the Prospectus, except to the extent that the information provided by this Prospectus Supplement No. 2 supersedes information contained in the Prospectus.

Investing in our common stock involves risk. See the section entitled “Risk Factors” beginning on page 8 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement No. 2 or the Prospectus. Any representation to the contrary is a criminal offence.

The date of this Prospectus Supplement No. 2 is December 20, 2007.

The section entitled “Selling Security Holders” in the Prospectus is superseded in its entirety with the following:

SELLING SECURITY HOLDERS

On April 27, 2007, we issued all of the notes to Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. These initial purchasers then resold the notes to persons reasonably believed by the initial purchasers to be qualified institutional buyers in reliance on Rule 144A of the Securities Act. Based on representations made to us by the selling security holders, we believe that the selling security holders purchased the notes in the ordinary course of business and that at the time of the purchase of the notes, such selling security holders had no agreements or understandings, directly or indirectly with any person to distribute such securities. All of the notes were issued as “restricted securities” under the Securities Act. Selling security holders may from time to time offer and sell pursuant to this Prospectus Supplement No. 2 and the Prospectus any or all of the notes and shares of common stock issuable upon conversion of the notes.

The following table sets forth information, as of December 20, 2007, with respect to the selling security holders and the principal amounts of notes beneficially owned by each selling security holder that may be offered pursuant to this prospectus. The information is based on information provided by or on behalf of the selling security holders. The selling security holders may offer all, some or none of the notes or the common stock issuable upon conversion of the notes. The selling security holders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act. The number of shares of common stock owned prior to the offering includes shares of common stock issuable upon conversion of the notes. The percentage of common stock outstanding beneficially owned by each selling security holder is based on 605,486,837 shares of common stock outstanding on December 18, 2007. The number of shares of common stock issuable upon conversion of the notes offered hereby is based on a conversion price of $28.08 per share and a cash payment in lieu of any fractional share.

Name	Principal Amount of Notes Beneficially Owned and Offered Hereby ($)	Percentage of Notes Outstanding	Shares of Common Stock Owned Prior to the Offering (1)	Convertible Shares Offered Hereby(2)	Percentage of Common Stock Outstanding (3)
Absolute Strategies Fund(8)	91,000	*	3,240	3,240	*
ADI Alternative Investments (9)	11,000,000	*	391,737	391,737	*
ADI Alternative Investments c/o Casam ADI CB Arbitrage (9)	4,000,000	*	142,450	142,450	*
ADI Alternative Investments c/o Kallista Master Fund Limited (9)	7,000,000	*	249,287	249,287	*
AIM High Yield Fund (4)(7)(10)	4,680,000	*	166,666	166,666	*
AIM V.I. High Yield Fund (4)(7)(11)	320,000	*	11,396	11,396	*
Alexandra Global Master Fund Ltd. (12)	25,000,000	1.14%	890,313	890,313	*
Allstate Insurance Company (6)(13)(14)	5,500,000	*	219,468	195,868	*
Altma Fund Sicav PLC (in respect of Trinity Sub-Fund)(15)	282,000	*	10,042	10,042	*
AM International E MAC 63 Ltd(15)	718,000	*	25,569	25,569	*
AM Master Fund I, LP(15)	906,000	*	32,264	32,264	*
American High Income Trust(4)(6)(7)(16)	7,178,000	*	255,626	255,626	*
Argent Classic Convertible Arbitrage Fund LP(17)	12,570,000	*	447,649	447,649	*
Argent Classic Convertible Arbitrage Fund II, LP(17)	240,000	*	8,547	8,547	*
Argent LowLev Convertible Arbitrage Fund II, LLC(17)	330,000	*	11,752	11,752	*
Argent LowLev Convertible Arbitrage Fund Ltd.(17)	53,580,000	2.44%	1,908,119	1,908,119	*
Argentum Multistrategy Fund I LP Classic(17)	80,000	*	2,849	2,849	*
Argentum Multi-Strategy Fund Ltd – Classic(17)	350,000	*	12,464	12,464	*
Aristeia International Limited(18)	15,566,000	*	554,344	554,334	*
Aristeia Partners LP(18)	1,934,000	*	68,874	68,874	*
Arkansas PERS(19)	600,000	*	21,367	21,367	*
Army and Air Force Mutual Aid Association (20)	75,000	*	2,670	2,670	*

Name	Principal Amount of Notes Beneficially Owned and Offered Hereby ($)	Percentage of Notes Outstanding	Shares of Common Stock Owned Prior to the Offering (1)	Convertible Shares Offered Hereby(2)	Percentage of Common Stock Outstanding (3)
AST High Yield Portfolio (21)	850,000	*	30,270	30,270	*
AVK (Advent Claymore) Fund (22)	2,000,000	*	71,225	71,225	*
AXA Premier VIP High Yield Portfolio (21)	1,425,000	*	50,747	50,747	*
Barclays Global Distribution Bonds(6)(23)	600,000	*	21,367	21,367	*
BMO Nesbitt Burns Inc. (5)(24)(25)	5,000,000	*	178,062	178,062	*
BNP Paribas Arbitrage(4)(6)(7)	16,000,000	*	569,800	569,800	*
BP Amoco PLC Master Trust(7)	1,156,000	*	41,168	41,168	*
Caisse de depot et placement du Quebec	8,000,000	*	361,692	284,900	*
Capital Ventures International(26)	65,000,000	*	2,314,814	2,314,814	*
CAS HY (21)	2,000,000	*	71,225	71,225	*
Castle Convertible Fund, Inc.(27)	500,000	*	17,806	17,806	*
Castlerigg Master Investments Ltd.(28)	35,000,000	1.59%	1,246,438	1,246,438	*
CBARB, a Segregated Account of Geode Capital Master Fund Ltd. (29)	7,500,000	*	267,074	267,094	*
CC Arbitrage, Ltd. (4)(30)	17,500,000	*	623, 219	623,219	*
CIBC World Markets Corp. (6)	5,000,000	*	178,062	178,062	*
Citadel Equity Fund, Ltd. (4)(31)(32)	184,500,000	8.39%	6,570,512	6,570,512	1.07%
Citigroup Global Markets Inc. (5)(33)	23,168,000	1.05%	825,071	825,071	*
Class C Trading Company, Ltd(17)	9,960,000	*	354,700	354,700	*
CNH CA Master Account, L.P. (34)	20,000,000	*	712,250	712,250	*
Credit Industriel Et Commercial(35)	5,000,000	*	178,062	178,062	*
Credit Suisse Securities Europe Ltd. (5)(7)(36)	4,000,000	*	142,450	142,450	*
Credit Suisse Securities (USA) LLC (5)(7)(37)	5,200,000	*	185,185	185,185	*
CSS, LLC(38)	5,000,000	*	178,062	178,062	*
Davidson Kempner International, Ltd.(39)	25,534,000	1.16%	909,330	909,330	*
Davidson Kempner Partners(39)	7,870,000	*	280,270	280,270	*
DBAG London (4)(6)(40)	178,000,000	8.09%	6,339,031	6,339,031	1.04%
Deephaven Domestic Convertible Trading Ltd (4)(41)	32,000,000	1.45%	1,139,601	1,139,601	*
Delaware Dividend Income Fund (42)	3,385,000	*	120,548	120,548	*
Delaware Investments Dividend and Income Fund (43)	450,000	*	16,025	16,025	*
Delaware Investments Global Dividend and Income Fund (43)	165,000	*	5,876	5,876	*
D.E. Shaw Valence Portfolios, L.L.C. (4)(5)(44)	20,000,000	*	712,250	712,250	*
Deutsche Bank Securities (5)(6)(7)	5,000,000	*	178,062	178,062	*
dit-UZN-USA (sub) (21)	75,000	*	2,670	2,670	*
Eli Lilly and Company (21)	75,000	*	2,670	2,670	*
Ellington Overseas Partners, Ltd(45)	23,000,000	1.05%	819,088	819,088	*
Elite Classic Convertible Arbitrage Ltd(17)	870,000	*	30,982	30,982	*
Employees Retirement System of Texas	200,000	*	7,122	7,122	*
FGO Master Fund(7)(46)	1,000,000	*	35,612	35,612	*
Fidelity Devonshire Trust: Fidelity Equity-Income Fund(47)	34,770,000	1.58%	1,238,247	1,238,247	*
Fidelity Financial Trust: Fidelity Convertible Securities Fund(47)	55,000,000	2.5%	1,958,689	1,958,689	*
Fidelity Funds: US High Income Pool(47)	4,000,000	*	142,450	142,450	*
Fidelity Puritan Trust: Fidelity Puritan Fund(47)	17,980,000	*	640,313	640,313	*
Fidelity Financial Trust: Fidelity Strategic Dividend & Income Fund(47)	5,000,000	*	178,062	178,062	*
Florida Power + Light (22)	1,498,000	*	53,347	53,347	*
Fore Convertible Master Fund, Ltd(7)(46)	1,532,000	*	54,558	54,558	*
Fore Erisa Fund, Ltd(7)(46)	228,000	*	8,119	8,119	*
Fortis Alpha Strategies	10,000,000	*	356,125	356,125	*
GCOF – HY (21)	750,000	*	26,709	26,709	*
Georgia Health Care (22)	96,000	*	3,418	3,418	*
Global High Yield Fund (21)	125,000	*	4,451	4,451	*
Goldman, Sachs & Co.(6)	73,588,000	3.34%	2,620,655	2,620,622	*
Goldman Sachs & Co. Profit Sharing Master Trust (4)(48)	927,000	*	33,012	33,012	*
Governing Board Employees Benefit of the City of Detroit (22)	20,000	*	712	712	*
Henderson Global Equity Multi-Strategy Master Fund Ltd.(49)	2,812,000	*	100,142	100,142	*

Name	Principal Amount of Notes Beneficially Owned and Offered Hereby ($)	Percentage of Notes Outstanding	Shares of Common Stock Owned Prior to the Offering (1)	Convertible Shares Offered Hereby(2)	Percentage of Common Stock Outstanding (3)
Henderson North American Equity Multi-Strategy Master Fund Ltd.(49)	478,000	*	17,022	17,022	*
HFR CA Global Select Master Trust Account(17)	2,230,000	*	79,415	79,415	*
HFR CA Select Master Trust(50)	1,200,000	*	42,735	42,736	*
Highbridge Convertible Arbitrage Master Fund LP(51)	4,000,000	*	142,450	142,450	*
Highbridge International LLC(51)	111,000,000	5.05%	3,952,991	3,952,991	*
IBM Personal Pension Plan Trust (21)	350,000	*	12,464	12,464	*
ICM Business Trust(52)	2,000,000	*	71,225	71,225	*
ICVC Global Balanced Income Fund(23)	2,300,000	*	81,908	81,908	*
Inflective Convertible Opportunity Fund I, Limited (4)(53)	2,400,000	*	85,470	85,470	*
Inflective Convertible Opportunity Fund I, L.P. (4)(53)	1,300,000	*	46,296	46,296	*
ING PIMCO High Yield Portfolio (21)	1,050,000	*	37,393	37,393	*
Institutional Benchmark Series-Ivan Segregated Acct(4)(53)	1,180,000	*	42,022	42,022	*
Institutional Benchmark Series (Master Feeder) Ltd(50)	1,200,000	*	42,735	42,735	*
Institutional Benchmark Series (Master Feeder) Limited in Respect of Electra Series c/o Quattro Global Capital, LLC (54)	2,900,000	*	103,276	103,276	*
Ivory Flagship Master, Ltd(55)	33,077,000	1.5%	1,177,955	1,177,955	*
Ivory Long Term Master, Ltd(55)	8,673,000	*	308,867	308,867	*
Ivory Portable Alpha Master, Ltd(55)	1,250,000	*	44,515	44,515	*
Jabre Capital Partners SA(56)	20,000,000	*	712,250	712,250	*
Jefferies & Company, Inc.(5)(6)	4,000,000	*	142,450	142,450	*
JMG Triton Offshore Fund, Ltd (57)	5,500,000	*	195,868	195,868	*
JP Morgan Securities, Inc.(6)(7)	6,700,000	*	238,603	238,603	*
Kamunting Street Master Fund, Ltd (58)	50,000,000	2.27%	1,780,626	1,780,626	*
KBC Financial Products USA Inc. (5)(59)	7,500,000	*	267,094	267,094	*
Lehman Brothers Inc.(5)(6)	10,000,000	*	356,125	325,125	*
Linden Capital LP (60)	5,000,000	*	248,647	178,062	*
Lyxor/AM Investment Fund Ltd(15)	94,000	*	3,347	3,347	*
Lyxor/Inflective Convertible Opportunity Fund I, Limited(4)(53)	800,000	*	28,490	28,490	*
Lyxor Master Fund Ref: Argent/LowLev CB c/o Argent(17)	3,290,000	*	117,165	117,165	*
Magnetar Capital Master Fund, Ltd (61)	17,500,000	*	623,219	623,219	*
M.H. Davidson & Co.(39)	1,124,000	*	40,028	40,028	*
Millenium Partners, L.P. (4)(62)	356,125	*	12,682	12,682	*
MSD TCB, LP(63)	20,000,000	*	712,250	712,250	*
Morgan Stanley & Co. Incorporated(5)(6)	6,000,000	*	213,675	213,675	*
MV ANR INKA (21)	75,000	*	2,670	2,670	*
Nisswa Master Fund Ltd(64)	4,800,000	*	170,940	170,940	*
Nuveen Multi-Strategy Income & Growth (65)	1,000,000	*	35,612	35,612	*
Nuveen Multi-Strategy Income & Growth #2 (65)	1,500,000	*	53,418	53,418	*
Och Ziff Capital Structure Arbitrage Master Fund (66)	10,000,000	*	356,125	356,125	*
Old Lane Cayman Master Fund LP (67)	35,760,000	1.63%	1,273,504	1,273,504	*
Old Lane HMA Master Fund LP (67)	7,249,000	*	258,155	258,155	*
Old Lane U.S. Master Fund LP (67)	21,185,000	*	754,451	754,451	*
Oz Special Funding (OZMD), LP (66)	79,073,000	3.59%	2,815,990	2,815,990	*
Pacific Investment Grade Cayman Fund (21)	775,000	*	27,599	27,599	*
PAPS High Yield Portfolio (21)	375,000	*	13,354	13,354	*
Partners Group Alternative Strategies PCC Ltd(17)	10,490,000	*	373,575	373,575	*
Partners Group Alternative Strategies PCC Limited, Red Delta Cell, c/o Quattro Fund (68)	3,400,000	*	121,082	121,082	*
Peloton Multi Strategy Master Fund	40,000,000	1.82%	1,424,501	1,424,501	*
PIMCO Bermuda U.S. High Yield Fund (21)	700,000	*	24,928	24,928	*
PIMCO Bermuda U.S. High Yield II (21)	200,000	*	7,122	7,122	*
PIMCO Cayman Global High Income (Yen-Hedged) (21)	25,000	*	890	890	*
PIMCO Cayman Global High Income Fund (21)	4,350,000	*	154,914	154,914	*
PIMCO Convertible Fund (21)	1,500,000	*	53,418	53,418	*
PIMCO GIS High Yield Bond Fund (21)	1,800,000	*	64,102	64,102	*
PIMCO Global High Yield Strategy Fund (21)	1,125,000	*	40,064	40,064	*
PIMCO High Yield Fund (21)	10,550,000	*	375,712	375,712	*
Platinum Grove Contingent Capital Master Fund (69)	20,000,000	*	712,250	712,250	*

Name	Principal Amount of Notes Beneficially Owned and Offered Hereby ($)	Percentage of Notes Outstanding	Shares of Common Stock Owned Prior to the Offering (1)	Convertible Shares Offered Hereby(2)	Percentage of Common Stock Outstanding (3)
Polygon Global Opportunities Master Fund (70)	165,000,000	7.5%	5,876,068	5,876,068	*
Prudential Series Fund Inc. SP PIMCO HY (21)	850,000	*	30,270	30,270	*
Puritan Equity Sub(47)	11,980,000	*	426,638	426,638	*
Puritan High Income Sub(47)	6,000,000	*	213,675	213,675	*
PVIT High Yield Portfolio (21)	750,000	*	26,709	26,709	*
Quattro Fund Ltd (71)	21,684,000	*	772,222	772,222	*
Quattro Multistrategy Masterfund LP (71)	1,806,000	*	64,316	64,316	*
Radcliffe SPC, Ltd. (72)	15,000,000	*	534,188	534,188	*
Raytheon Phoenix (22)	1,242,000	*	44,230	44,230	*
RCG Latitude Master Fund, Ltd (73)(74)	6,000,000	*	213,675	213,675	*
RCG PB Ltd (75)(76)	3,500,000	*	124,643	124,643	*
Royal Bank of Canada (4)(6)	5,000,000	*	178,062	178,062	*
S.A.C. Arbitrage Fund, LLC (77)	5,000,000	*	178,062	178,062	*
Sandelman Partners Multi-Strategy Master Fund Ltd. (78)	25,000,000	1.14%	890,313	890,313	*
San Diego County Employees Retirement Association(51)	2,600,000	*	92,592	92,592	*
Seattle City Employee Retirement System (22)	139,000	*	4,950	4,950	*
Serena Limited(40)	472,000	*	16,809	16,809	*
Silver Sands Fund LLC(64)	200,000	*	7,122	7,122	*
SK 4 HYB4 (21)	200,000	*	7,122	7,122	*
Specialforeningen Nykredit Global High Yield (21)	450,000	*	16,025	16,025	*
SSI Hedge Convertible Income Fund(8)	306,000	*	10,897	10,897	*
Stark Master Fund Ltd. (79)	105,000,000	4.77%	3,739,316	3,739,316	*
Starvest Convertible Securities Fund (22)	73,000	*	2,599	2,599	*
Tamalpais Asset Management, L.P. (7)(80)	15,000,000	*	534,188	534,188	*
Teachers Retirement System of the City of New York (22)	1,932,000	*	68,803	68,803	*
The Bond Fund of America, Inc.(4)(6)(7)(16)	770,000	*	27,421	27,421	*
The Income Fund of America, Inc.(4)(6)(7)(16)	87,567,000	3.98%	3,118,482	3,118,482	*
The Northwestern Mutual Life Insurance Company – General Account(4)(81)	10,100,000	*	359,686	359,686	*
The Northwestern Mutual Life Insurance Company – Group Annuity Separate Account(4)(81)	400,000	*	14,245	14,245	*
Topaz Fund (4)(82)	5,000,000	*	178,062	178,062	*
UBS Securities LLC(6)(83)	8,000,000	*	516,202	284,900	*
United Technologies Corporation Master Retirement Trust(8)	380,000	*	13,532	13,532	*
Variable Insurance Products Fund: Equity-Income Fund(47)	13,250,000	*	471,866	471,866	*
Viacom Inc. Pension Plan Master Trust(8)	67,000	*	2,386	2,386	*
Vicis Capital Master Fund (84)	6,000,000	*	213,675	213,675	*
Wachovia Capital Markets LLC(4)(6)(7)	20,000,000	*	712,250	712,250	*
Wachovia Securities International Ltd(4)(6)(7)	5,000,000	*	178,062	178,062	*
Waterstone Market Neutral MAC51 Fund, Ltd. (85)	5,401,000	*	192,343	192,343	*
Waterstone Market Neutral Master Fund, Ltd. (85)	9,599,000	*	341,844	341,844	*
Wells Fargo and Company (6)	22,000,000	1.0%	783,475	783,475	*
Xavex Convertible Arbitrage 2 Fund(17)	2,620,000	*	93,304	93,304	*
Xavex Convertible Arbitrage 5 (86)(87)	500,000	*	17,806	17,806	*
Xavex Convertible Arbitrage 10 Fund(17)	1,740,000	*	61,965	61,965	*
Zazove Convertible Arbitrage Fund, LP(50)	6,100,000	*	217,236	217,236	*
Zazove Hedged Convertible Fund, LP(50)	3,900,000	*	138,888	138,888	*

Total(88)(89)	2,200,000,000	100%	82,719,777	78,347,578	12.9%

*	Less than one percent of the notes or common stock outstanding, as applicable.

(1)	Includes shares of common stock issuable upon conversion of the notes, assuming conversion of all of the holder’s notes into shares of common stock at a conversion price of $28.08 per share and a cash payment in lieu of any fractional share interest. The conversion price is subject to adjustment as described under “Description of Notes—Conversion Rights” in the Prospectus.

(2)	Consists of shares of common stock issuable upon conversion of the notes, assuming conversion of all of the holder’s notes into shares of common stock at a conversion price of $28.08 per share and a cash payment in lieu of any fractional share interest. The conversion price is subject to adjustment as described under “Description of Notes—Conversion Rights” in the Prospectus.

(3)	Calculated based on Rule 13d-3(d)(1)(i) under the Exchange Act using 605,486,837 shares of common stock outstanding on December 18, 2007. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that particular holder’s notes. However, we did not assume the conversion of any other holder’s notes.

(4)	Selling security holder is an affiliate of a broker-dealer.

(5)	Selling security holder is a broker-dealer and may be deemed to be an underwriter.

(6)	Selling security holder is a publicly held entity or a subsidiary of a publicly held entity.

(7)	Selling security holder is an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended.

(8)	John Gottfurcht, George Douglas and Amy Jo Gottfurcht have the power to direct the voting or disposition of the securities held by Absolute Strategies Fund, BP Amoco PLC Master Trust, SSI Hedge Convertible Income Fund and Viacom Inc. Pension Plan Master Trust.

(9)	Patrick Hobin, Christophe Lepitre, Makrem Boumlouka, Alain Reinhold, and Erich Bonnet have the power to direct the voting or disposition of the securities held by ADI Alternative Investments, ADI Alternative Investments c/o Casam ADI CB Arbitrage and ADI Alternative Investments c/o Kallista Master Fund Limited.

(10)	AIM High Yield Fund is a series portfolio of AIM Investment Securities Funds, a registered investment company. AIM Distributors, Inc. and Fund Management Company are the principal underwriters for the AIM Funds and have the same parent company as AIM Advisors, Inc., investment advisor to INVESCO plc.

(11)	AIM V.I. High Yield Fund is a series portfolio of AIM Variable Insurance Funds, a registered investment company. AIM Distributors, Inc. and Fund Management Company are the principal underwriters for the AIM Funds and have the same parent company as AIM Advisors, Inc., investment advisor to INVESCO plc.

(12)	Mikhail Filimonov has the power to direct the voting or disposition of the securities held by Alexandra Global Master Fund Ltd.

(13)	Allstate Insurance Company, or AIC, is wholly-owned by the Allstate Corporation, a NYSE publicly traded entity.

(14)	Selling security holder is an affiliate of a broker-dealer. Allstate Life Insurance Company (“ALIC”), an AIC subsidiary, directly and through its subsidiaries, is one of the 20 largest writers of life insurance and annuity products in the United States. Allstate Retirement Plan and Agents Pension Plan are employer sponsored pension plans maintained for Allstate employees and agents. Allstate New Jersey Insurance Company (“ANJIC”), an Illinois insurance company and an indirect subsidiary of AIC, writes property and casualty insurance exclusively in the State of New Jersey. In the course of managing their investment portfolios, AIC and its affiliates may acquire and hold investments that exceed 10% of a class of equity securities of an issuer. The Public Equity Group of Allstate Investments, LLC, which has responsibility for the securities described herein, is not aware of any positions, offices or other material relationships involving AIC or its subsidiaries which should be disclosed in response to the questions contained herein. No independent investigation has been made, however, as to whether there are or may have been any such transactions as a result of insurance activities, business or marketing relationships, or investment activities of other groups or divisions or actions with respect to or by such investee companies.

(15)	Mark Friedman has the power to direct the voting or disposition of the securities held by Altma Fund Sicav PLC (in respect of Trinity Sub-Fund), AM Master Fund I, LP, AM International E MAC 63 Ltd and Lyxor/AM Investment Fund Ltd.

(16)	Capital Research and Management Company serves as the investment adviser for American High-Income Trust, The Bond Fund of America, Inc. and The Income Fund of America, Inc. (collectively, the “funds”). For purposes of the reporting requirements of the Exchange Act, Capital Research and Management Company may be deemed to be the beneficial owner of all of the shares held by the funds. Capital Research and Management Company, however, expressly disclaims that it is, in fact, the owner of such securities. Capital Research and Management Company is an investment adviser registered under the Investment Advisers Act of 1940.

(17)	Nathanial Brown & Robert Richardson have the power to direct the voting or disposition of the securities held by Argent Classic Convertible Arbitrage Fund II, LP, Argent Classic Convertible Arbitrage Fund LP, Argent LowLev Convertible Arbitrage Fund Ltd., Argent LowLev Convertible Arbitrage Fund II, LLC, Argentum Multistragy Fund 1 LP Classic, Argentum Multi-Strategy Fund Ltd – Classic, Class C Trading Company, Ltd., Elite Classic Convertible Arbitrage Ltd., HFR CA Global Select Master Trust Account, Lyxor Master Fund Ref: Argent/LowLev CB c/o Argent, Partners Group Alternative Strategies PPC Ltd., Xavex Convertible Arbitrage 2 Fund and Xavex Convertible Arbitrage 10 Fund.

(18)	Aristeia Capital LLC is the investment manager for Aristeia International Limited and the general partner of Aristeia Partners LP. Aristeia Capital LLC is jointly owned by Kevin Tuner, Robert H. Lynch Jr., Anthony Frescella and William R. Techer.

(19)	Ann Houlihen has the power to direct the voting or disposition of the securities held by Arkansas PERS.

(20)	Curtis Mewbourne has the power to direct the voting or disposition of the securities held by Army and Air Force Mutual Aid Association.

(21)	Mark Hudoff has the power to direct the voting or disposition of the securities held by AST High Yield Portfolio, AXA Premier VIP High Yield Portfolio, CAS HY, dit-UZN-USA (sub), Eli Lilly and Company, GCOF – HY, Global High Yield Fund, IBM Personal Pension Plan Trust, ING PIMCO High Yield Portfolio, MV ANR INKA, Pacific Investment Grade Cayman Fund, PAPS High Yield Portfolio, PIMCO Bermuda U.S. High Yield Fund, PIMCO Bermuda U.S. High Yield II, PIMCO Cayman Global High Income (Yen-Hedged), PIMCO Cayman Global High Income Fund, PIMCO Convertible Fund, PIMCO GIS High Yield Bond Fund, PIMCO High Yield Fund, PIMCO Global High Yield Strategy Fund, Prudential Series Fund Inc. SP PIMCO HY, PVIT High Yield Portfolio, SK 4 HYB4 and Specialforeningen Nykredit Global High Yield.

(22)	Tracy V. Maitland has the power to direct the voting or disposition of the securities held by AVK (Advent Claymore) Fund, Florida Power + Light, Georgia Health Care, Governing Board Employees Benefit of the City of Detroit, Raytheon Phoenix, Seattle City Employee Retirement System, Starvest Convertible Securities Fund and Teachers Retirement System of the City of New York.

(23)	David Clott has the power to direct the voting or disposition of the securities held by Barclays Global Distribution Bonds and ICVC Global Balanced Income Fund.

(24)	BMO Nesbitt Burns Inc. is a subsidiary of Bank of Montreal, which is a publicly held entity.

(25)	Stephen Church has the power to direct the voting or disposition of the securities held by BMO Nesbitt Burns Inc.

(26)	Michael Ferry has the power to direct the voting or disposition of the securities held by Capital Ventures International.

(27)	Fred Alger Management, Inc. is the investment advisor to Castle Convertible Fund, Inc. and has the power to direct the voting and disposition of the securities held by Castle Convertible Fund, Inc.

(28)	Thomas E. Sandell has the power to direct the voting or disposition of the securities held by Castlerigg Master Investments Ltd.

(29)	Phil Dumas has the power to direct the voting or disposition of the securities held by CBARB, a segregated account of Geode Capital Master Fund Ltd., which is an open-ended mutual fund company registered as a segregated accounts company under the laws of Bermuda.

(30)	As investment manager under a management agreement, Castle Creek Arbitrage LLC may exercise dispositive and voting power with respect to the shares owned by CC Arbitrage, Ltd. Castle Creek Arbitrage LLC disclaims beneficial ownership of such shares. Daniel Asher and Allan Weine are the managing members of Castle Creek Arbitrage LLC. Messrs. Asher and Weine disclaim beneficial ownership of the shares owned by CC Arbitrage Ltd.

(31)	Citadel Limited Partnership (“CLP”) is the trading manager of Citadel Equity Fund Ltd. and consequently has investment discretion over securities held by Citadel Equity Fund Ltd. Citadel Investment Group, L.L.C. (“CIG”) controls CLP. Kenneth C. Griffin controls CIG and therefore has ultimate investment discretion over securities held by Citadel Equity Fund Ltd. CLP, CIG, and Mr. Griffin each disclaim beneficial ownership of the shares held by Citadel Equity Fund Ltd.

(32)	Selling security holder is an affiliate of a broker-dealer. The broker-dealers are under common control with Citadel Equity Fund Ltd. and one is directly owned by Citadel Equity Fund.

(33)	Citigroup Global Markets Inc. is a subsidiary of Citigroup, Inc., which is a publicly held investment company.

(34)	CNH Partners, LLC is Investment Advisor of CNH CA Master Account, L.P. and has sole voting and dispositive power over the securities. Investment principals for the Investment Advisor are Robert Krail, Mark Mitchell and Todd Pulvino.

(35)	Jan de Coninck has the power to direct the voting or disposition of the securities held by Credit Industriel Et Commercial.

(36)	Gerry Murtough has the power to direct the voting or disposition of the securities held by Credit Suisse Securities Europe Ltd.

(37)	Jeff Andreski has the power to direct the voting or disposition of the securities held by Credit Suisse Securities (USA) LLC.

(38)	Nicholas D. Schoewe and Clayton A. Struve have the power to direct the voting or disposition of the securities held by CSS, LLC.

(39)	Mssrs. Thomas L. Kempner, Jr., Marvin H. Davidson, Stephen M. Dowicz, Scott E. Davidson, Michael J. Leffell, Timothy I. Levart, Robert J. Brivio, Jr., Anthony A. Yoseloff, Eric P. Epstein and Avram Z. Friedman (collectively, the “Principals”), are the general partners of M.H. Davidson & Co. and MHD Management Co. (“MHD”), the general partner of Davidson Kempner Partners, and the sole managing members of Davidson Kempner International Advisors, LLC (“DKIA”), the investment manager of each of Davidson Kempner International, Ltd. and Serena Limited. Each of the Principals, MHD and DKIA disclaim all beneficial ownership as affiliates of a registered investment adviser, and, in any case, disclaim all beneficial ownership except as to the extent of their pecuniary interest in the shares.

(40)	Patrick Corrigan has the power to direct the voting or disposition of the securities held by DBAG London.

(41)	Deephaven Capital Management LLC has the power to direct the voting or disposition of the securities held by Deephaven Domestic Convertible Trading Ltd.

(42)	Babak Zenozi has the power to direct the voting or disposition of the securities held by Delaware Dividend Income Fund.

(43)	Damon Andres has the power to direct the voting or disposition of the securities held by Delaware Investments Dividend & Income Fund and Delaware Investments Global Dividend & Income Fund.

(44)	D.E. Shaw & Co. L.P., as either managing member or investment adviser, has voting and investment control over any shares of common stock issuable upon conversion of the notes owned by D.E. Shaw Valence Portfolios, L.L.C. Julius Gaudio, Eric Wepsic, and Anne Dinning, or their designees exercise voting and investment control over the notes on D. E. Shaw & Co. L.P.’s behalf.

(45)	Ellington Management Group, LLC is the investment adviser of Ellington Overseas Partners, Ltd. Michael Vranos, as principal of Ellington Management Group, LLC, has voting and investment control of the securities offered hereby. Mr. Vranos disclaims beneficial ownership over the securities except to the extent of any indirect ownership interest he may have in such securities through his economic participation in Ellington Overseas Partners, Ltd.

(46)	Matthew Li has the power to direct the voting or disposition of the securities held by FGO Master Fund, Fore Convertible Master Fund, Ltd. and Fore Erisa Fund, Ltd.

(47)	The entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management & Research Company (“FMR Co.”). FMR Co. is a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to each of such Fidelity entities and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly-owned subsiary of FMR Corp., a Delaware Corporation.

(48)	Daniel S. Och as senior managing member of Oz Management, LLC, the investment manager to the selling security holder, may be deemed to have the power to direct the voting or disposition of the securities held by Goldman Sachs & Co. Profit Sharing Master Trust.

(49)	Robert Villiers has the power to direct the voting or disposition of the securities held by Henderson Global Equity Multi-Strategy Master Fund Ltd. and Henderson North American Equity Multi-Strategy Master Fund Ltd.

(50)	Gene Pretti has the power to direct the voting or disposition of the securities held by HFR CA Select Master Trust, Institutional Benchmarks Series (Master Feeder) Ltd., San Diego County Employees Retirement Association, Zazove Convertible Arbitrage Fund, LP and Zazove Hedged Convertible Fund, LP.

(51)	Highbridge Capital Management, LLC is the trading manager of Highbridge Convertible Arbitrage Master Fund, LP and Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge Convertible Arbitrage Master Fund, LP. and Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge Convertible Master Fund, LP. and Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge Convertible Arbitrage Master Fund, LP. and Highbridge International LLC.

(52)

Ionic Capital Partners LP (“ICP”) is the investment advisor of ICM Business Trust (the “Trust”) and consequently has voting and investment control over securities held by the Trust. Ionic Capital Management LLC (“ICM”) controls ICP. Bart Baum, Adam Radosti and Daniel Stone collectively control ICM and therefore have ultimate voting and investment control over securities held by the Trust. ICP, ICM and Messrs. Baum, Radosti and Stone each disclaim beneficial ownership of the securities held by the Trust except to the extent of its pecuniary interest therein.

(53)	Thomas J. Ray has the power to direct the voting or disposition of the securities held by Inflective Convertible Opportunity Fund I, Limited, Inflective Convertible Opportunity Fund I, LP, Institutional Benchmarks Series-Ivan Segregated Acct and Lyxor/Inflective Convertible Opportunity Fund I, Limited.

(54)	Gary Crowder has the power to direct the voting or disposition of the securities held by Institutional Benchmark Series (Master Feeder) Limited in Respect of Electra Series c/o Quattro Global Capital, LLC.

(55)	Ivory Investment Management, LP, a Delaware limited partnership investment adviser, has the power to direct the voting or disposition of the securities held by Ivory Flagship Master Fund, Ltd., Ivory Long Term Master, Ltd. and Ivory Portable Alpha Master, Ltd.

(56)	Phillippe Jabre has the power to direct the voting or disposition of the securities held by Jabre Capital Partners SA.

(57)	JMG Triton Offshore Fund, Ltd. (the “Fund”) is an international business company organized under the laws of the British Virgin Islands. The Fund’s investment manager is Pacific Assets Management LLC, a Delaware limited liability company (the “Manager”), that has voting and dispositive power over the Fund’s investments, including the securities. The equity interests of the Manager are owned by Pacific Capital Management, Inc., a California corporation (“Pacific”) and Asset Alliance Holding Corp., a Delaware corporation. The equity interests of Pacific are owned by Roger Richter, Jonathan M. Glaser and Daniel A. David. Messrs. Glaser and Richter have sole investment discretion over the Fund’s portfolio holdings.

(58)	Allan Teh has the power to direct the voting or disposition of the securities held by Kamunting Street Master Fund, Ltd.

(59)	The securities are under the total control of KBC Financial Products USA Inc. KBC Financial Products USA Inc. is a direct wholly-owned subsidiary of KBC Financial Holdings, Inc., which in turn is a directly wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity.

(60)	Sui Min Wong has the power to direct the voting or disposition of the securities held by Linden Capital LP.

(61)	Magnetar Financial LLC has the power to direct the voting or disposition of the securities held by Magnetar Capital Master Fund, Ltd. Magnetar Financial LLC disclaims beneficial ownership of the shares held by Magnetar Capital Master Fund, Ltd. Alec Litowitz has voting control over Supernova Management LLC, the general partner of Magnetar Capital Partners LP, the sole managing member of Magnetar Financial LLC. As a result, Mr. Litowitz may be considered the beneficial owner of any shares deemed to be beneficially owned by Magnetar Financial LLC. Mr. Litowitz disclaims beneficial ownership of these shares.

(62)	Millenium Management, L.L.C., a Delaware limited liability company, is the general partner of Millenium Partners, L.P., a Cayman Islands exempted limited partnership, and consequently may be deemed to have voting control and investment discretion over securities owned by Millenium Partners, L.P. Israel A. Englander is the managing member of Millenium Management, L.L.C. As a result, Mr. Englander may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millenium Management, L.L.C. The foregoing should not be construed in and of itself as an admission by either Millenium Management, L.L.C. or Mr. Englander as to beneficial ownership of the shares of the Company’s common stock owned by Millenium Partners, L.P.

(63)	John Phelan and Glenn Fuhrman have the power to direct the voting or disposition of the securities held by MSD TCB, LP.

(64)	Brian Taylor has power to direct the voting or disposition of the securities held by Nisswa Master Fund Ltd and Silver Sands Fund LLC.

(65)	Eric White has the power to direct the voting or disposition of the securities held by Nuveen Multi-Strategy Income & Growth and Nuveen Multi-Strategy Income & Growth #2.

(66)	Daniel S. Och as senior managing member of Oz Management, LLC, the investment manager to the selling security holder, may be deemed to have the power to direct the voting or disposition of the securities held by Goldman Sachs & Co. Profit Sharing Master Trust.

(67)	Jonathan Barton has the power to direct the voting or disposition of the securities held by Old Lane Cayman Master Fund LP, Old Lane HMA Master Fund LP and Old Lane U.S. Master Fund LP.

(68)	Mark Rowe, Felix Haldner, Michael Fitchet, and Denis O’Malley have the power to direct the voting or disposition of the securities held by Partners Group Alternative Strategies PCC Limited, Red Delta Cell, c/o Quatro Fund.

(69)	Yon Vtorov has the power to direct the voting or disposition of the securities held by Platinum Grove Contingent Capital Master Fund.

(70)	Polygon Investment Partners LLP, Polygon Investment Partners LP and Polygon Investment Partners HK Limited (the “Investment Managers”), Polygon Investments Ltd. (the “Manager”), Alexander Jackson, Reade Griffith and Paddy Dear have the power to direct the voting or disposition of the securities held by Polygon Global Opportunities Master Fund (the “Master Fund”). The Investment Managers, the Manager, Alexander Jackson, Reade Griffith and Paddy Bear disclaim beneficial ownership of the securities held by the Master Fund.

(71)	Andrew Kaplan, Brian Swain, and Louis Napoli have the power to direct the voting or disposition of the securities held by Quattro Fund Ltd and Quattro Multistrategy Masterfund LP.

(72)	Pursuant to an investment management agreement, RG Capital Management, L.P. (“RG Capital”) serves as the investment manager of Radcliffe SPC, Ltd.’s Class A Segregated Portfolio. RGC Management Company, LLC (“Management”) is the general partner of RG Capital. Steve Katznelson and Gerald Stahlecker serve as the managing members of Management. Each of RG Capital, Management and Messrs. Katznelson and Stahlecker disclaims beneficial ownership of the securities owned by Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio.

(73)	Ramius Capital Group, L.L.C. (“Ramius Capital”) as the investment adviser of RCG Latitude Master Fund, Ltd. (“Latitude”) consequently has voting control and investment discretion over securities held by Latitude. Ramius Capital disclaims beneficial ownership of the shares held by Latitude. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

(74)	The investment advisor to RCG Latitude Master Fund, Ltd. is Ramius Capital. An affiliate of Ramius Capital is a NASD member. However, this affiliate will not sell any shares purchased in this offering by RCG Latitude Master Fund, Ltd. and will receive no compensation whatsoever in connection with sales of shares purchased in this transaction.

(75)	Ramius Capital as the investment adviser of RCG PB LTD. (“RCG PB LTD”) consequently has voting control and investment discretion over securities held by RCG PB LTD. Ramius Capital disclaims beneficial ownership of the shares held by RCG PB LTD. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

(76)	The investment advisor to RCG PB Ltd. is Ramius Capital. An affiliate of Ramius Capital is a NASD member. However, this affiliate will not sell any shares purchased in this offering by RCG PB Ltd. and will receive no compensation whatsoever in connection with sales of shares purchased in this transaction.

(77)	Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC, a Delaware limited liability company (“SAC Capital Advisors”), and S.A.C. Capital Management, LLC, a Delaware limited liability company (“SAC Capital Management”) share all investment and voting power with respect to the securities held by S.A.C. Arbitrage Fund, LLC. Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaim beneficial ownership of any of the registrable securities.

(78)	Jon Sandelman has the power to direct the voting or disposition of the securities held by Sandelman Partners Multi-Strategy Master Fund Ltd.

(79)	Michael A. Roth and Brian J. Stark have voting and investment control over securities owned by Stark Master Fund Ltd. Messrs. Roth and Stark disclaim beneficial ownership of such securities.

(80)	Paul Giordano has the power to direct the voting or disposition of the securities held by Tamalpais Asset Management, L.P.

(81)

Northwestern Investment Management Company, LLC (“NIMC”), a wholly-owned company of The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”), is one of the investment advisers to Northwestern Mutual for its General Account and for its Group Annuity Separate Account with respect to the securities. NIMC therefore may be deemed to be an indirect beneficial owner with shared voting power/investment power with respect to such securities. Jerome R. Baier is a portfolio manager for NIMC and manages the portfolio which holds the securities and therefore may be deemed to be an indirect beneficial owner with shared voting power/investment power with respect to such securities. However, pursuant to Rule 13d-4 under the Exchange Act, the immediately preceding sentence shall not be construed as an admission that Mr. Baier is, for the purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of any securities covered by the statement.

(82)	Robert Marx has the power to direct the voting or disposition of the securities held by Topaz Fund.

(83)	John Dibacco has the power to direct the voting or disposition of the securities held by UBS Securities LLC.

(84)	John Succo, Sky Lucas, and Shad Stastney have the power to direct the voting or disposition of the securities held by Vicis Capital Master Fund.

(85)	Shawn Bergerson has the power to direct the voting or disposition of the securities held by Waterstone Market Neutral MAC51 Fund, Ltd. and Waterstone Market Neutral Master Fund, Ltd.

(86)	Ramius Capital Group, L.L.C. (“Ramius Capital”) as the investment adviser of Xavex Convertible Arbitrage 5 (“Xavex”) consequently has voting control and investment discretion over securities held by Xavex. Ramius Capital disclaims beneficial ownership of the shares held by Xavex. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

(87)	The investment advisor to Xavex Convertible Arbitrage 5 is Ramius Capital Group, L.L.C. An affiliate of Ramius Capital Group, L.L.C. is a NASD member. However, this affiliate will not sell any shares purchased in this offering by Xavex Convertible Arbitrage 5 and will receive no compensation whatsoever in connection with sales of shares purchased in this transaction.

(88)	Additional selling security holders not named in this prospectus will be not be able to use this prospectus for resales until they are named in the selling security holder table by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling security holders will not be able to use this prospectus for resales until they are named in the selling security holder table by prospectus supplement or post-effective amendment. We will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus.

(89)	The maximum principal amount of notes that may be sold under this prospectus will not exceed $2,200,000,000.

To the extent that any of the selling security holders identified above are broker-dealers, they may be deemed to be, under interpretations of the Staff of the Securities and Exchange Commission, “underwriters” within the meaning of the Securities Act. With respect to selling security holders that are affiliates of broker-dealers, they have represented to us that such entities acquired their notes in the ordinary course of business and at the time of the purchase of their notes such selling security holders had no agreements or understandings, directly or indirectly, with any person to distribute those notes.

To the extent that we determine that such entities did not acquire their notes in the ordinary course of business or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms a part to designate such affiliate as an “underwriter” within the meaning of the Securities Act.

Information concerning other selling security holders will be set forth in prospectus supplements or post-effective amendments from time to time, if and as required. Information concerning the security holders may change from time to time and any changed information will be set forth in post-effective amendments or prospectus supplements if and when necessary. In addition, the conversion price, and therefore, the number of shares of common stock issuable upon conversion of the notes, is subject to adjustment under certain circumstances. Accordingly, the number of shares of common stock into which the notes are convertible may increase or decrease.